UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

Lincoln Park Bancorp
(Exact name of registrant as specified in its charter)

Federal	000-51078	61-1479859
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

31 Boonton Turnpike, Lincoln Park, New Jersey	07035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 694-0330

                                      Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Lincoln Park Savings Bank has, on September 13, 2007 been served with a Summons and Complaint in the matter of Donald Hom v. Lincoln Park Savings Bank and The Board of Directors of Lincoln Park Savings Bank , Superior Court of New Jersey, Law Division, Morris County , Docket No., MRS-L-1548-07.  The complaint , by Donald Hom, former President & CEO of Lincoln Park Savings Bank, alleges an employment-related claim pursuant to the New Jersey Conscientious Employee Protection Act (N.J.S. 34:19-1 et seq.)  The complaint has been referred to special counsel for Lincoln Park Savings Bank for defense .

Lincoln Park Bancorp(“Company”) is the mid-tier holding company of Lincoln Park Savings Bank, a New Jersey state-chartered savings bank that conducts its business from its main office in Lincoln Park, New Jersey and a branch office in Montville, New Jersey.  The Company’s common stock is traded on the OTC Bulletin Board under the symbol “LPBC”.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits. Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINCOLN PARK BANCORP

DATE: September 17, 2007	By:	/s/ David G Baker
David G. Baker
President and Chief Executive Officer